Exhibit 99.1

   CAPSTEAD  Information as of September 30, 2014        Investor Presentation

 Safe Harbor Statement - Private Securities Litigation Reform Act of 1995  Cautionary Statement Concerning Forward-looking StatementsThis document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:  In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.    changes in general economic conditions;fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis;the availability of new investment capital;the availability of suitable qualifying investments from both an investment return and regulatory perspective;  changes in legislation or regulation affecting Fannie Mae and Freddie Mac (together, the “GSEs”) and similar federal government agencies and related guarantees; other changes in legislation or regulation affecting the mortgage and banking industries;changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;deterioration in credit quality and ratings of existing or future issuances of GSE or Ginnie Mae Securities; changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; andincreases in costs and other general competitive factors.  2

Overview of Capstead Mortgage Corporation

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Company Summary

- Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT.
- Our sole focus is on managing a leveraged portfolio of short-duration* agency-guaranteed ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk.
- Highest compound annualized total stockholder return of agency-focused mortgage REITs since the beginning of 2013 (16.2%) and the last three years (13.2%).

Proven Strategy of Managing a Leveraged Portfolio of Seasoned, Short-Duration ARM Agency Securities

- At September 30, 2014, our agency-guaranteed ARM securities portfolio stood at $13.72 billion, supported by $1.50 billion in long-term investment capital levered 8.52 times.
- Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time:
  - allowing us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates, and
  - resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.

Experienced Management Team Aligned with Stockholders

- Our top four executive officers have over 95 years of combined mortgage finance industry experience.
- We are internally-managed with low operating costs and a strong focus on performance-based compensation for our executive officers.
- This structure greatly enhances the alignment of management interests with those of our stockholders.

Straight-forward investment strategy and transparent reporting

- This singular and straight-forward investment strategy, together with our use of cash flow hedge accounting allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures.
- Additional transparency is evident by virtue of our internally-managed structure – our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals.
- We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straight-forward fashion.

* *Duration is a measure of market price sensitivity to interest rate movements and a shorter duration generally indicates less interest rate risk.*

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 Market Snapshot(dollars in thousands, except per share amounts)  4  In June 2013 we used $164.3 million in proceeds from our initial issuance of 7.50% Series E preferred shares to redeem high-cost (over 11%) preferred capital. In November 2013 we implemented an at-the-market, continuous offering program to issue small amounts of additional Series E preferred capital. Through the November filing date of our latest Form 10-Q, $17.8 million in additional Preferred E capital has been raised under this program since its implementation.In 2005 and 2006 we issued our 10-year fixed, 20-year variable-rate, unsecured borrowings through trust preferred vehicles. Utilizing forward-starting 20-year swaps, we have hedged the average cost of this capital down to 7.56% by the fall of 2016, an annual interest savings of $930,000, or $0.01 per share.As of September 30, 2014.

 Capstead’s Prudent Use of Leverage  5  ** Leverage expressed as repo borrowings divided by long-term investment capital.  ($ in millions)  Portfolio and Portfolio Leverage*  Long-Term Investment Capital  $100  $182  $1,214  Common Stock  Preferred Stock  Trust Preferred Securities    Portfolio leverage ended the 3rd quarter of 2014 at 8.52 times long-term investment capital, unchanged from the2nd quarter of 2014. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for an agency-guaranteed ARM securities portfolio in today’s market conditions.   ($ in billions)

Capstead's Proven Short-Duration Investment Strategy

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Low risk agency-guaranteed residential ARM securities financed primarily with 30-90 day "repo" borrowings, augmented with longer-dated repo borrowings when available at attractive terms and relatively low-cost two-year interest rate swap agreements for hedging purposes. During the first three quarters of 2014 we grew our portfolio modestly while maintaining leverage at 8.5 to one.

Residential ARM Securities Portfolio

As of September 30, 2014


Current-Reset ARMs $7.61 Billion
56%
44%
Longer-to-Reset ARMs $5.86 Billion

Total: $13.47 Billion

Repurchase Arrangements & Similar Borrowings

As of September 30, 2014


Borrowings with rates effectively fixed by Currently-Paying Interest Rate Swaps $6.90 Billion
54%
Longer-dated Repo Borrowings $1.43 Billion
11%
Remaining Borrowings $3.52 Billion
28%
7%
Forward-starting Interest Rate Swap Positions $900 Million

Total: $12.75 Billion

- Our portfolio of agency-guaranteed ARM securities have little, if any, credit risk and are either currently resetting to more current rates at least annually or will begin doing so in five years or less.
- With an asset duration* of approximately 11 ½ months at quarter-end, the value of our portfolio naturally is less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities. This relative stability affords us more flexibility in managing through periods of market stress. For instance, during 2013 our longer-duration peers were forced to sell assets to reduce leverage or otherwise reposition their portfolios in response to sharply higher rates, and suffered significant declines in book value. We actually increased our leverage during this period and replaced nearly all of our portfolio runoff and did not sell any assets, strongly outperforming our peers.
- We have long-term relationships with a variety of domestic and foreign lending counterparties and at quarter-end had repo borrowings outstanding with 25 of these counterparties. Typically we will borrow for 30 to 90 days and extend the duration of our borrowings using relatively low-cost two-year pay interest rate swap agreements.
- During the third quarter we took advantage of healthy borrowing conditions by entering into $1.43 billion in 12- to 18-month repo borrowings at attractive rates. Together with the portfolio-related swaps, our repo borrowings had a duration of 10 ¼ months at quarter-end, resulting in a net duration gap of 1 ¼ months.

* Duration is a common measure of market price sensitivity to interest rate movements and a shorter duration generally indicates less interest rate risk.

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 Quarterly PerformanceAs of September 30, 2014 (unaudited)  7  We believe our focus on investing in a portfolio of seasoned, short-duration Agency ARM securities has been validated as a prudent investment strategy that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates. We maintained a $0.31 quarterly common dividend during 2013, even as most of our peers reduced their quarterly dividend. We raised the common dividend 10% to $0.34 beginning with the 1st quarter of 2014.  Q2 2013 excludes certain one-time effects of preferred capital redemption and issuance transactions totaling $0.23 per common share.

 Financing Spread AnalysisAs of September 30, 2014 (unaudited)  8  Declines in cash yields primarily because of ARM loan coupon resets have moderated as an increasing number of these loans approach fully-indexed levels. Mortgage prepayment levels directly impact our financing spreads because purchased investment premiums are amortized to earnings as portfolio yield adjustments. Mortgage prepayments are impacted by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season. See the next slide for additional information.Repo borrowing rates declined modestly during 2013 into 2014 due to improving market conditions and hedge costs also declined as older, higher-rate swaps matured. Overall borrowing rates are being affected by greater use of longer-dated repo, higher two- to three-year interest rates, and a greater percentage of swaps moving into current-pay status.

 Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds  9  Published Agency Prepayment Speeds vs. CMO Prepayment Speeds (in CPR)  After falling to two-year lows of 15.16% during the 1st quarter of 2014 in response to lower prevailing mortgage interest rates and seasonal factors, mortgage prepayment rates rose sequentially during the 2nd and 3rd quarters of 2014. With the conclusion of the summer selling season, prepays are expected to moderate in the 4th quarter of 2014 and 1st quarter of 2015.

 * Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of September 30, 2014. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect as of September 30, 2014. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of September 30, 2014. NOTE: Excludes $6 million legacy portfolio of fixed-rate investments.  Key Elements of Capstead’s ARM PortfolioAs of September 30, 2014 (dollars in thousands, unaudited)  10

 Capstead’s Stockholder Friendly Structure   11   * Expressed on an annualized basis as a percentage of average long-term investment capital.  Capstead is a clear leader among our mortgage REIT peers in terms of operating efficiency.We are internally-managed with lower operating costs than our mortgage REIT peers.Our board of directors and our senior executives are required to hold a significant amount of Capstead stock. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management.As a result, our executives are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees.

     Appendix  CAPSTEAD    12

Capstead's Third Quarter 2014 Highlights

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- Generated earnings of $32.4 million or $0.30 per diluted common share
- Paid common dividend of $0.34 per common share
- Financing spreads on residential mortgage investments decreased 13 basis points to 1.09% with mortgage prepayments increasing 1.96% CPR to 19.18% CPR
- Book value decreased $0.09 to $12.60 per common share
- Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.72 billion and 8.52 times long-term investment capital, respectively
- Select comments from our October 29, 2014 earnings press release:
    - After reporting a two-year low of 15.16% CPR for the first quarter of 2014, we experienced increasingly higher quarterly mortgage prepayment rates for the second and third quarters in large part due to seasonal factors. This has translated into sequential earnings declines from the $0.37 per diluted common share reported for the first quarter to $0.30 this quarter because of higher investment premium amortization. Reflecting the end of the summer selling season, mortgage prepayment rates peaked in August at a CPR of 20.05% before beginning to recede in September. In October we recorded a CPR of 17.47% (revised) and may see further modest declines during the fourth quarter of 2014 and the first quarter of 2015, which would result in higher portfolio yields.
    - Our book value was little changed during the third quarter, declining less than one percent, or $0.09 per outstanding common share, to $12.60. Approximately $0.05 of the decline is attributable to the effects of portfolio runoff, net of portfolio and interest rate swap pricing adjustments. Another $0.04 was returned to stockholders with the $0.34 third quarter common dividend. We increased the portfolio marginally to $13.72 billion, maintaining portfolio leverage at 8.52 to one. We are very comfortable with this level of leverage given the current health and breadth of the financing market for agency-guaranteed mortgage securities and the composition of our portfolio.
    - Repo market conditions remain healthy with 30- to 90-day repo rates largely flat quarter-over-quarter, and opportunities increasingly available to secure longer-term, committed financing into late 2015 and early 2016 at attractive rates on a portion of our borrowings. To this end, during the third quarter we entered into $1.43 billion in 12- to 18-month repo borrowings at average rates of 0.53%. Our future borrowing rates will be dependent on market conditions, including the availability of longer-term borrowings and interest rate swap agreements at attractive rates.
    - We remain confident in and focused on our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.

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 Capstead’s Condensed Quarterly Income Statements(dollars in thousands, except per share amounts, unaudited)  14  Consists principally of interest on unsecured borrowings and is presented net of earnings of related statutory trusts prior to their dissolution in December 2013.With the initial issuance of our 7.50% Series E preferred shares in May 2013 and subsequent redemption of our existing preferred shares, cash dividends paid on preferred shares was reduced on an annualized basis by $8.3 million, or nearly $0.09 per common share. Second quarter 2013 net income available to common stockholders reflects a short-term preferred capital “overhang” associated with the timing of the initial issuance of our Series E preferred shares and the June 2013 redemption of our existing preferred shares as well as a one-time charge of $19.9 million associated with the payment of Series A and B redemption preference premiums. Core earnings per common share, a non-GAAP financial measure, excludes the effects of these items. See page 17 for further information regarding this non-GAAP financial measure.

 Capstead’s Annual Income Statements – Five Years Ended 2013(dollars in thousands, except per share amounts, unaudited)  15     See page 17 for further information regarding these non-GAAP financial measures.

 Capstead’s Comparative Balance Sheets(dollars in thousands, except per share amounts, unaudited)  16

 Non-GAAP Financial MeasuresAs of September 30, 2014 (unaudited)  17  Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of the second quarter 2013 preferred capital redemption and issuance transactions. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.   Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at an average borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

Experienced Management Team

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Ninety-five years of combined mortgage finance industry experience, most of it with Capstead.

- **Andrew F. Jacobs – President and Chief Executive Officer, Director**
  - Has served as president and chief executive officer since 2003 and has held various executive positions at Capstead since 1988
  - Previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts ("NAREIT") and was founding chairman of NAREIT's Council of Mortgage REITs; is a member of the Executive Committee of the Chancellor's Council of the University of Texas System; and is a member of the Advisory Council of the McCombs School of Business, the Advisory Council to the Department of Accounting at the McCombs School of Business, and the Executive Council of the Real Estate Finance and Investment Center, each at the University of Texas at Austin. Mr. Jacobs is a Certified Public Accountant ("CPA").
- **Phillip A. Reinsch – Executive Vice President and Chief Financial Officer, Secretary**
  - Has held various financial accounting and reporting positions at Capstead since 1993
  - Formerly employed by Ernst & Young LLP as an audit senior manager focusing on mortgage banking and asset securitization
  - CPA, Member AICPA, FEI
- **Robert A. Spears – Executive Vice President, Director of Residential Mortgage Investments**
  - Has served in asset and liability management positions at Capstead since 1994
  - Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation
- **Michael W. Brown – Senior Vice President, Asset and Liability Management, Treasurer**
  - Has served in asset and liability management positions at Capstead since 1994
  - MBA, Southern Methodist University, Dallas, Texas

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